Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), the undersigned, in his capacity as the Chief Financial Officer of JLG Industries, Inc. (the “Company”), hereby certifies, to the best of his knowledge:
     (1) The annual report of the Company on Form 10-K for the period ended July 31, 2005, to which this certification is attached as Exhibit 32.2 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the end of and for the period covered by the Report.

/s/ James H. Woodward, Jr.

James H. Woodward, Jr.
Executive Vice President and Chief Financial Officer

January 24, 2006
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except, to the extent this Exhibit 32.2 is specifically incorporated by reference in any such filing.
     A signed original of this written statement required by Section 906 has been provided to JLG Industries, Inc. and will be retained by JLG Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.